INTERNATIONAL INTERNET, INC. AND SUBSIDIARIES
PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
EXHIBIT 2-c
NINE MONTHS ENDED SEPTEMBER 30, 1999
(UNAUDITED)

                                                                                                               PRO FORMA
                                                                                          PRO FORMA           STATEMENT OF
                                                                     UNAUDITED            ADJUSTMENT           OPERATIONS
Sales and revenues                                                 $    512,405                             $     512,405
Cost of sales                                                           410,605                                   410,605
                                                            --------------------------------------------------------------
  Gross profit                                                          101,800                   -               101,800
Selling, general and administrative expense                           1,101,179                                 1,101,179
                                                            --------------------------------------------------------------
  Loss from operations                                                 (999,379)                  -              (999,379)

Other income (expense):

 Realized gain on sale of marketable equity securities                3,428,772                                 3,428,772
 Unrealized gain (loss) on marketable equity securities               1,552,330                                 1,552,330
 Interest and other income                                               53,218                                    53,218
                                                            --------------------------------------------------------------
                                                                      5,034,320                   -             5,034,320
                                                            --------------------------------------------------------------
Net earnings (loss) before income taxes                               4,034,941                   -             4,034,941
Income tax expense (benefit):
 Current                                                                545,414                                   545,414
 Deferred                                                               590,527                                   590,527
                                                            --------------------------------------------------------------
                                                                      1,135,941                   -             1,135,941
                                                            --------------------------------------------------------------
Net earnings (loss)                                                 $ 2,899,000                             $   2,899,000
                                                            ==============================================================
                                                                                                                        -
Net earnings (loss) per share                                       $     0.004                             $       0.004
                                                            ====================                    ======================

Weighted average shares outstanding, in millions                          746.4                 0.5                 746.9
                                                            ====================                    ======================

The adjustment records the effect of the acquisition and merger which resulted in an increase in the weighted average shares outstanding.